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                                   EXHIBIT 3.1

                            ARTICLES OF ORGANIZATION
                   (MASSACHUSETTS GENERAL LAWS, CHAPTER 156B)

                                    ARTICLE I
                      The exact name of the corporation is:

                              WESTBANK CORPORATION

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

         To become and be a bank holding company controlling, directly or indirectly, voting shares of one or more commercial banking institutions or other organizations and to engage, directly or indirectly, in any activity, business or transaction permissible to a bank holding company.

         To subscribe for, purchase, take, receive, underwrite, invest or reinvest in, or otherwise acquire, own, use, employ, hold, vote, accept, endorse, guarantee, take and hold as security, discount or have discounted, sell, exchange, lend, lease, transfer, assign, negotiate, mortgage, pledge, encumber, create a security interest in or otherwise dispose of, and generally to deal in and with, stocks, bonds, bills, commercial paper, notes, debentures, mortgages, certificates and other evidences of interest, participations, investment contracts, warrants, rights, loans, drafts, checks, bills of exchange, bank and trade and other acceptances, warehouse receipts and other documents and instruments of title, cable transfers and other commercial and trade paper, choses in action and certificates or evidences of indebtedness, and any other obligations and securities (all hereinafter sometimes referred to generally as "securities") (a) of trust companies, national banking associations, banking companies, other corporations, joint stock companies, trusts, associations, partnerships, joint ventures, firms and other entities and persons, domestic or foreign (all hereinafter sometimes referred to generally as "concerns"), and (b) of the United States of America, and of any state thereof (including the District of Columbia, Puerto Rico, or any possession of the United States), and of any county, district or municipality or other political subdivision and of any agency or public corporation of any of the foregoing, and of any foreign government or political subdivision or agency or public corporation thereof, and while the owner or any of the aforesaid to exercise all of the rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.

         To engage or participate generally, directly or indirectly, including, without limitation, as a partner, in financial and other commercial and trading transactions, undertaking and operations of all kinds, and in the promotion, advancement and assistance, financial or otherwise, of the same, and to transact any of the business in which it engages or participates, either as principal on its own account or as a partner or as agent, factor, broker, manager, assignee or other representative and on commission or otherwise.

         To undertake, carry on, assist or participate in the organization, reorganization, consolidation or liquidation of any concerns and to promote or assist the same, financially or otherwise.
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         To acquire and pay for in cash or securities of the corporation or otherwise the whole or any part of the goodwill, rights, assets and property, and to undertake, guarantee, endorse, or assume the whole or any part of the obligations or liabilities, including, without limiting the generality of the foregoing, leases and other contracts, of any concern.

         To borrow money and otherwise contract indebtedness, with or without security, to issue, repurchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of and deal with stocks, bonds, debentures, notes and other evidences of indebtedness, warrants, rights and other securities of this corporation and to secure the same by the mortgage, charge, hypothecation, pledge or other transfer or encumbrance of all or any part of the assets of this corporation.

         To lend money to, guarantee or otherwise lend credit to, and aid in any manner, with or without security, any concern, any obligation of which or any interest in which is held by this corporation or in the affairs or prosperity of which this corporation has a lawful interest; and to secure any undertaking made by it in pursuance of the foregoing by the mortgage, pledge or other transfer of all or any part of its assets.

         To buy, lease or otherwise acquire, hold, manage, improve, care for, supervise, exchange, sell, let, lease, pledge, mortgage or otherwise dispose of or encumber any and all personal property or real estate or any interest therein, in any state of the United States, including the District of Columbia, Puerto Rico, any possession of the United States, or any foreign country.

         To carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.

         To do any or all of the things herein set forth to the same extent as natural persons might or could do in any part of the world as principals, agents, contractors, partners, or otherwise, and either alone or in connection, in conjunction, or in association with others, and to do every other act or acts, and thing or things, incidental or appurtenant to or growing out of or connected with the foregoing purposes or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.


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                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

            WITHOUT PAR VALUE                                                 WITH PAR VALUE

      TYPE               NUMBER OF SHARES               TYPE               NUMBER OF SHARES               PAR VALUE
    Common:                    None                    Common:                9,000,000                     $2.00

   Preferred:                  None                   Preferred:                100,000                     $5.00


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguished designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

         The following is a description of each of the different classes of stock with, if any, the preferences, voting rights, qualifications, special or relative rights or privileges for each class thereof:

         1.       Common Stock.

                  (a) Subject to the preference and other rights of any shares of Preferred Stock that may be issued and outstanding, the holders of the Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

                  (b) In the event of any liquidation, dissolution or winding up of the affairs of this corporation, after payment to the holders of any shares of Preferred Stock then issued and outstanding of the amounts to which they are entitled pursuant to the resolutions or votes of the Board of Directors providing for the issue of such Preferred Stock, the holders of the common stock shall be entitled to share ratably in all assets then remaining subject to distribution to the stockholders.

                  (c) The holders of Common Stock shall be entitled to one vote for each of the shares held by them of record on the books of this corporation at the time for determining holders thereof entitled to vote. Except as otherwise expressly provided in the resolutions or votes creating a series of Preferred Stock, or where


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         (notwithstanding the provisions of these Articles of Organization) a separate class vote is conferred by law on any class or series of stock, the holders of Common Stock shall vote together with the holders of the Preferred Stock, if any, outstanding and entitled to vote, as one class.

         2.       Preferred Stock.

                  (a) The Preferred Stock may be issued from time to time in one or more series. The terms of each series shall be consistent with these Articles of Organization and shall be as specified in the resolutions or votes adopted by the Board of Directors providing for the issue of such series, which resolutions or votes the Board of Directors is hereby expressly authorized to adopt. Such resolutions or votes with respect to each series shall establish and designate the series and fix and determine the relative rights and preferences thereof, and in particular shall specify:

                           (i) The number of shares to constitute such series and the distinctive designation thereof;

                           (ii) The annual dividend rate on the shares of such series, whether or not dividends shall be cumulative or participating, and the date or dates on which dividends shall be payable and from which they shall accrue and (if cumulative) shall be cumulative;

                           (iii) The price, time and terms and conditions, if any, upon which or at which the shares of such series shall be subject to redemption;

                           (iv) The terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such series;

                           (v) The amount which shares of such series shall be entitled to receive in the event of any liquidation, dissolution or winding up of this corporation or upon any distribution of the assets of this corporation;

                           (vi) The terms and conditions, if any, on which shares of such series shall be convertible into or redeemable or exchangeable for, shares of stock of any other class or classes, or other series of the same class, of the corporation;

                           (vii) The voting rights, if any, of shares of such series (including the conditions, if any, under which such series shall have the right to vote separately as a class or together with any one or more of the Common Stock and any other series of Preferred Stock as one class), provided, however, that the holders of Preferred Stock shall not be entitled to more than one vote for each share held by them of record on the books of this corporation at the time for determining holders thereof entitled to vote;


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                           (viii) The status as to reissuance or sale of shares
         of such series redeemed, purchased or otherwise reacquired, or surrendered to this corporation on conversion, redemption or exchange; and

                           (ix) Such other and relative powers, preferences and rights and qualifications, limitations or restrictions as shall not be inconsistent with any such resolution or votes previously adopted as to shares then still authorized, with the provisions of these Articles of Organization or with the laws of the Commonwealth of Massachusetts.

                  (b) Each share of any one series of Preferred Stock shall be identical with each other share of the same series in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and (unless dividends on the shares of such series are non-cumulative) shall be cumulative; and all series shall rank equally and be identical in all respects, except as otherwise provided herein, and in any resolutions or votes of the Board of Directors providing for the issue thereof. The amount of the authorized Preferred Stock (or of any class of equity securities) may be increased or decreased (but not below the number of shares of such class then issued and outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote on such increase or decrease, without any requirement that such increase or decrease be approved by a class vote on the part of the Preferred Stock, or any series thereof, or of any other class of equity securities, except as may be otherwise provided in the above-mentioned votes or resolutions fixing the voting rights of any series of Preferred Stock. Each shareholder shall be deemed not to have been adversely affected by any such increase or decrease.

                  (c) A liquidation, dissolution or winding up of the corporation, as such terms are used in these Articles of Organization, or as may be used in any resolutions or votes or the Board of Directors providing for the issue of any series of this corporation's capital stock, shall not be deemed to be occasioned by or to include:

                           (i) Any consolidation or merger of this corporation with or into any other corporation or corporations, or

                           (ii) Any sale, lease, exchange or other transfer of any or all of the assets of this corporation to another corporation or corporations pursuant to a plan which shall provide for the receipt of securities by this corporation or its stockholders, as all or the major portion of the consideration for such sale, lease, exchange or transfer, of such other corporation or corporations or of any company or companies subsidiary to, controlled by, or affiliated with such other corporation or corporations.


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         3.       Stockholders Rights.

                  Stockholders shall have no preemptive rights. Stockholders shall have no right to cumulate in any election of directors or other matter submitted to stockholders for vote.

         4.       Series A Junior Participating Cumulative Preferred Stock.

                  The Board of Directors hereby establishes and designates a series of Preferred Stock of the corporation, and hereby fixes and determines the relative rights and preferences of the shares of such series, in addition to those set forth in the Articles, as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 12,000.

         Section 2. Dividends and Distributions.

         (A) (i) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of common stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being preferred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provisions for adjustments hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The multiple of cash and non cash dividends declared on the common stock to which holders of the Series A Preferred Stock are entitled, which shall be 10,000 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the corporation shall at any time after December 3, 1997 (the "Rights Declaration Date") (i) declare or pay any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such


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event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

                  (ii) Notwithstanding anything else contained in this paragraph
(A), the corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Preferred Stock as provided in this paragraph (A) immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix in accordance with applicable law a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

         Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, which shall initially be 10,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the corporation shall at any time after the Rights of Declaration Date (i) declare or pay any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the


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numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of common stock and the holders of shares of any other capital stock of this corporation having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the corporation.

         (C) Except as otherwise required by applicable law or as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

         (A) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:


         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) except as permitted in subsection 4(A)(iv) below, redeem, purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or



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
         (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subsection (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $10,000.00 per share or
(2) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of common stock, or (y) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the aggregate amount per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.



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         Neither the consolidation of nor merging of the corporation with or into any other corporation or corporations, nor the sale or other transfer of all or substantially all of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 6.

         Section 7. Consolidation, Merger etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged, plus accrued and unpaid dividends, if any, payable with respect to the Series A Preferred Stock. In the event the corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on common stock payable in shares of common stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Ranking. Unless otherwise provided in the Articles or a Certificate of Vote of Directors Establishing a Class of Stock relating to a subsequently-designated series of preferred stock of the corporation, the Series A Preferred Stock shall rank junior to any other series of the corporation's preferred stock subsequently issued, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the common stock.

         Section 10. Amendment. The Articles and this Certificate of Vote of Directors Establishing a Class of Stock shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely (within the meaning of Section 77 of Chapter 156B of the Massachusetts General Laws) without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series A Preferred Stock may be issued in whole shares or in any fraction of a share that is one ten-thousandth (1/10,000th) of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the corporation may


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elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one ten-thousandth (1/10,000th) of a share or any integral multiple thereof.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

         None.

                                   ARTICLE VI

         Other lawful provisions if any, for the conduct and regulation of business and affairs of this corporation for its voluntary dissolution, or for limiting, defining, or regulating the powers of this corporation, or of its directors or stockholders, or of any class of stockholders:

         1. Meetings of the stockholders of this corporation may be held at any place within the United States.

         2. The Directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization or the by-laws requires action by the stockholders.

         3. The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the date on which such Director became a Director; provided, however, that each initial Director in Class 1 shall hold office until the Annual Meeting of Stockholders in 1985; each initial Director in Class 2 shall hold office until the Annual Meeting of Stockholders in 1986; and each initial Director in Class 3 shall hold office until the Annual Meeting of Stockholders in 1987.

         4. Any vacancy in the Board of Directors (other than a vacancy caused by the death, resignation or removal of a Director elected by the holders of preferred stock of this corporation) including a vacancy resulting from the enlargement of the Board unless and until filled by the stockholders, may be filled by a majority of the Directors present at any meeting of the Directors at which a quorum is present.

         5. (a) Neither this corporation nor any of its subsidiaries shall be a party to any of the transactions specified in this Section 5(a) (a "Subject Transaction") or enter into any agreement providing for any Subject Transaction unless one or more of the conditions specified in Section 5(b) below shall have been satisfied:

            (i) any merger or consolidation (whether in a single transaction or a series of related transactions) other than a merger or consolidation of this corporation and any of its subsidiaries or a merger or consolidation of any subsidiaries of this corporation;



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                  (ii) any sale, lease, exchange, transfer or distribution of all or substantially all or a substantial portion of the property or assets of this corporation or any of its subsidiaries, including its goodwill;

                  (iii) the issuance of any securities, or of any rights, warrants or options to acquire any securities of this corporation or any of its subsidiaries, to any stockholder other than by stock dividend declared and paid to all stockholders of this corporation or pursuant to an employee stock ownership plan or an employee stock option plan established by this corporation;

                  (iv) any reclassification of the stock of this corporation or any of its subsidiaries or any recapitalization or other transaction (other than a redemption of stock) which has the effect, directly or indirectly, of increasing the proportionate share of stock of this corporation or any of its subsidiaries held by any person;

                  (v) the dissolution of this corporation or any subsidiary thereof or any partial or complete liquidation of this corporation or any subsidiary thereof.

                  (b) This corporation or any of its subsidiaries may enter into any Subject Transaction if one or more of the following conditions shall have been satisfied and any additional approval or consent required by law shall have been obtained:

                  (i) the Subject Transaction shall have been approved by the holders of a least 75% of the shares of each class of the stock of this corporation outstanding and entitled to vote on the matter, and by at least a majority of the shares of each class of the stock of this corporation outstanding and entitled to vote on the matter which are not owned, directly or indirectly, by the entity, other than this corporation, which is a party to the proposed merger or consolidation, to which the assets of this corporation are proposed to be sold, leased, exchanged, transferred or distributed, or to which securities of this corporation or any of its subsidiaries are proposed to be issued or whose ownership share of this corporation or any of its subsidiaries is proposed to be increased, or to which the assets of this corporation are proposed to be distributed on any dissolution or liquidation (such entity together with any subsidiary or affiliate being referred to as the "Receiving Entity");


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                  (ii) the Subject Transaction shall have been approved by at least 75% of the Directors of this corporation not affiliated with, or owners, either directly or indirectly, of shares of the Receiving Entity (the "Unaffiliated Directors"); or

                  (iii) the Subject Transaction shall have been approved by a majority of Unaffiliated Directors prior to the date on which the Receiving Entity first acquired any share of stock of this corporation.

                  (c) Notwithstanding the foregoing, a Subject Transaction shall not be subject to the requirements of Section 5(b) if:

                  (i) the Subject Transaction is approved by the holders of at least a majority of the shares of each class of the stock of this corporation outstanding and entitled to vote on the matter, and by the holders of at least a majority of the shares of each class of the stock of this corporation outstanding and entitled to vote on the matter not owned, directly indirectly, by the Receiving Entity; and

                  (ii) the aggregate of the cash and fair market value of all consideration to be paid per share to the holders of the Common stock of this corporation in connection with the Subject Transaction (when adjusted for stock splits, stock dividends, reclassification of shares or otherwise) shall be equal to the greater of: (a) the highest price per share paid by the Receiving Entity in acquiring any of this corporation's Common Stock; or (b) an amount which is at least three times the per share book value of this corporation's Common Stock as of the last day of the most recent fiscal quarterly period of this corporation preceding the date of the vote of stockholders approving the Subject Transaction, provided, however, that the consideration to be paid to the holders of the Common Stock of this corporation shall be in the same form as that paid by the Receiving Entity in acquiring the shares of the common stock held by it except to the extent that any stockholder of this corporation shall otherwise agree.

                  6. In connection with the exercise of the judgment of the Directors of this corporation in determining what is in the best interest of this corporation and its stockholders when evaluating: (a) a Subject Transaction or a proposal by a Receiving Entity or any other person or persons to make a Subject Transaction, or (b) a tender or exchange offer or a proposal by a Receiving Entity or other person or persons to make a tender or exchange offer, the Directors shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which they deem relevant: (i) the social and economic effects of the transaction on this corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which this corporation and its subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of such Receiving Entity or other person or persons, including, but not limited to, debt service and other existing or likely financial obligations of such Receiving Entity or other person or persons, and the possible effects of such conditions upon this corporation and its subsidiaries and the other elements of the communities


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in which this corporation and its subsidiaries operate or are located; and (iii)
the competence, experience, and integrity of such Receiving Entity or other person or persons and its or their management.

         7. Sections 3, 4, 5 and 6 of this Article 6 and this Section 7 may not be amended or repealed except by the affirmative vote of at least 75% of the shares of each class of the stock of this corporation outstanding and entitled to vote.

         8. Notwithstanding any provisions of law imposing such liability, no Director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this Section 8 shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections sixty-one or sixty-two of chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this Section 8 shall apply to or have any effect on the liability or alleged liability of any Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.



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